EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT


                                 State or Other
                                 Jurisdiction of               Names Under Which
                                Incorporation or   Ownership    Subsidiary Does
    Name of Subsidiary            Organization     Interest        Business
    ------------------            ------------     --------        --------
Special Control Systems, Inc.         Ohio            100%           Same